Exhibit 99.1

Esports Entertainment Group Announces Secured Note and Amendments to its Convertible Preferred Stock

Secures Non-Convertible Secured Note of $1.42 Million and a Restructuring of the Existing Preferred Stock

St. Julian’s, Malta–March 13, 2024 – Esports Entertainment Group, Inc. (OTC Pink: GMBL) (OTC Pink: GMBLP) (OTC Pink: GMBLW) (OTC Pink: GMBLZ) (“Esports Entertainment”, “EEG”, or the “Company”), a leading, global iGaming company and business-to-business (B2B) esports content and solutions provider, today announced it has entered into a note purchase agreement, dated March 7, 2024, with the holder (the “Holder”) of its Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, pursuant to which the Company issued the Holder a secured promissory note (the “Secured Note”) for approximately $1.42 million in cash and certain amendments to the terms of the Series C Convertible Preferred Stock and Series Convertible D Preferred Stock, repayable in 2 years with an interest rate of 10% per annum recorded in-kind by adding the amount of accrued interest to the outstanding principal balance of the Secured Note on the last Business Day of each calendar quarter.

The amendments to the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock Certificate of Designations include a six month standstill on certain conversions, limits to conversions thereafter, freeze on dividends for two years through the new maturity date of March 7, 2026, and an allowance for the Company to raise up to $10 million that could be used for other operational purposes and not for repayment of the Preferred Stock.

Alex Igelman, CEO of Esports Entertainment Group, stated, “I am also pleased to report that we have recently received an infusion of non-dilutive, non-convertible debt financing, which we feel is a strong validation of our underlying vision for the future of the Company. At the moment, we are firmly focused on continuing to reduce corporate expenses while simultaneously driving growth and profitability. The Secured Note provides us greater financial flexibility, as we continue to reduce costs, improve our balance sheet, enhance our cash flow, and execute on our growth initiatives within the iGaming, venue management and e-simulator markets. We also successfully restructured the existing preferred stock by implementing a six-month standstill on certain conversions and resale of shares of common stock in relation thereof, which we believe illustrates confidence in the management team and the long-term outlook for the business.”

About Esports Entertainment Group

Esports Entertainment Group is a global MGA-licensed, “esports-focused” iGaming B2C operator and a US-focused B2B provider of esports solutions. The Company owns and operates the world’s leading esport venue management system, currently deployed in over 1000 global locations, including more than 200 colleges and universities. The Company’s strategy is to capitalize on the multi-billion-dollar market for esports and esports wagering by leveraging its leading position in the industry. The Company is also targeting the rapidly growing market for short-form esports wagerable content, which features competitive, short-cycle head-to-head leagues that are optimized for betting. In addition to its plans to distribute esports content, the Company currently provides B2C-focused wagering through its MGA-licensed suite of brands. For additional information about the Company, please visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our strategies, targeted markets, and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC including, the timing of deregistration of our securities, the timing of our listing on the OTCQB® Venture Market of the OTCMarkets, our obligations under our outstanding preferred stock, as amended, the settlement agreement with the holder of our Series C Preferred Stock and Series D Preferred Stock, and our ability to continue as a going concern. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of such Act.

Contact:

Tel: 356 2713 1276

Email: ir@esportsentertainmentgroup.com